     CERTIFICATE OF DESIGNATION, PREFERENCE, AND RIGHTS OF
                     SERIES B COMMON STOCK

                               OF

                             AMERCO

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 Under Section 78.1955(1) of the Nevada General Corporation Law

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      We,  Edward  J.  Shoen and Gary V. Klinefelter,  being  the
President   and  the  Secretary,  respectively,  of   AMERCO,   a
corporation organized and existing under the laws of Nevada (the "Corporation"), do hereby certify that, pursuant to authority conferred  upon  the  Board  of Directors  by  the  Corporation's
Restated   Articles   of   Incorporation   (the   "Articles    of
Incorporation") and the Nevada General Corporation Law, the Board of Directors adopted, by unanimous written consent, the following resolutions providing for the creation of a series of Serial
Common   Stock  pursuant  to  Article  5  of  the   Articles   of
Incorporation:

      RESOLVED, that pursuant to authority vested in the Board of Directors of the Corporation by Article 5 of the Articles of Incorporation, a series of common stock is hereby established, the preferences and relative participating, optional, or other special rights of such series of Serial Common Stock and the qualifications, limitations, or restrictions thereof to the extent not heretofore set forth in the Articles of Incorporation as from time to time amended, are as follows:

          (a)  Designation.  A series of Serial Common Stock (as
               -----------
defined in the Articles of Incorporation) is hereby designated "Series B Common Stock." The number of shares constituting the Series B Common Stock is 10,000,000. Shares of the Series B Common Stock shall have a par value of $0.25.

          (b)  Dividends and Distributions.  Shares of the Series
               ---------------------------
B Common Stock shall be entitled to receive such dividends and distributions as may be declared by the Board of Directors from time to time on a pari passu basis with the Corporation's Common Stock and Series A Common Stock and shall be payable, when and as declared by the Board of Directors.

          (c)  Conversion.  The holders of shares of the Series B
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Common  Stock  shall not have any rights to convert  such  shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation.

           (d)   Voting.  The shares of the Series B Common Stock
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shall be entitled to one-tenth (1/10) of one vote per share.

            (e)    Liquidation  Rights.   Upon  the  dissolution,
                   -------------------
liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Series B Common Stock shall be entitled to distribution of the assets of the Corporation on a pari passu basis with the Corporation's Common Stock and Series A Common Stock.

           IN WITNESS WHEREOF, we have hereunto set our hands and seals as President and Secretary, respectively, of the Corporation this 28th day of August, 1996 and we hereby affirm that the foregoing Certificate is our act and deed and the act and deed of the Corporation and that the facts stated therein are true.

                              AMERCO, a Nevada corporation


                              /S/ EDWARD J. SHOEN
                              -----------------------------------
                              Edward J. Shoen
                              President


                              /S/ GARY V. KLINEFELTER
                              -----------------------------------
                              Gary V. Klinefelter
                              Secretary

STATE OF ARIZONA    )
                    )  ss.
COUNTY OF MARICOPA  )

      The foregoing instrument was acknowledged before me this 28th day of August, 1996, by Edward J. Shoen, the President of
AMERCO, a Nevada corporation, on behalf of the corporation.

                              /S/ NANCY JO BEILEY
                              -----------------------------------
                              NOTARY PUBLIC

My Commission Expires:
     5/22/99
-------------------------





STATE OF ARIZONA    )
                    )  ss.
COUNTY OF MARICOPA  )

      The foregoing instrument was acknowledged before me this 28th day of August, 1996, by Gary V. Klinefelter, the Secretary of AMERCO, a Nevada corporation, on behalf of the corporation.

                              /S/ NANCY JO BEILEY
                              -----------------------------------
                              NOTARY PUBLIC

My Commission Expires:
       5/22/99
------------------------